Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March __, 2020, is entered into by and between BioHiTech Global, Inc., a Delaware corporation, (the “Company”) and each purchaser identified on a signature page of the Agreement (each a “Purchaser”, and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company for a minimum investment amount of One Hundred Fifteen Thousand Dollars ($115,000), units (the “Units”) consisting of (i) One Thousand (1,000) shares of the Company’s newly-created Series F Redeemable. Convertible Preferred Stock, par value $0.0001 per share (the “Series F Shares”) at the Purchase price of One Hundred Fifteen Dollars ($115.00) per share (the “Stated Value”) (the Certificate of Designation of Rights and Preferences of the Series F Shares (the “Designation”) is attached as Exhibit A hereto) and (ii) warrants to purchase Thirteen Thousand Six Hundred Ninety One (13,691) shares of Common Stock (the “Warrants,” and together with the Units and the Series F Shares, the “Securities”), at an exercise price of $2.30 per share (the “Exercise Price”) . The form of Warrant is attached as Exhibit B hereto. The Series F Shares are redeemable by the Company for cash, provided that such cash payment is permissible under the Company’s existing indebtedness or obligations as more fully set forth in the Designation, or for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Series F Shares will also accrue dividends at the rate of nine percent (9%) per annum, payable in semi-annual installments of cash, provided such cash payment is permitted, or at the option of the Purchaser, shares of Common Stock at the Conversion Price. In addition, the Series F Shares, plus any accrued and unpaid dividends, may be converted into Common Stock at the Conversion Price.

WHEREAS, the Company is offering (the “Offering”) up to a maximum of Twenty-Six (26) Units up to the maximum amount of Three Million Dollars ($3,000,000) (the “Maximum Offering”). The Company reserves the right, in its sole discretion, to increase the size of the Offering up to an additional Four Hundred Sixty Dollars ($460,000) without notice to or the approval of the Purchasers. The Company is offering the Units on a “best efforts” basis and there is no minimum offering amount. The minimum investment amount the Company will accept is One Hundred Fifteen Thousand Dollars ($115,000), however, the Company reserves the right, in its sole discretion, to accept fractional amounts.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            DEFINITIONS; AGREEMENT TO PURCHASE.

a.           Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)          “Closing Date” means the date on which a Closing is held.

(ii)         “Common Stock” shall have the meaning ascribed to such term in the Recitals.

(iii)        “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(iv)        “Conversion Price” means the Conversion Price of $2.10 per share of Common Stock, as more fully defined in the Designation.

(v)         “Dollars” or “$” means United States Dollars.

(vi)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(vii)       “Exempt Issuance” means (i) the issuance of Common Stock pursuant to the Company’s existing or future stock option, stock purchase or bonus plans; (ii) the issuance of Common Stock pursuant to outstanding warrants and the vesting of restricted stock awards; and (iii) the issuance of shares of Common Stock or Common Stock Equivalents in connection with any merger or acquisition of securities, businesses, property or other assets or strategic investment (including any joint venture, strategic alliance, partnership, equipment leasing arrangement or debt financing).

(viii)      “Material Adverse Effect” means a material adverse effect on the business, operations or condition (financial or otherwise), prospects or results of operation of the Company and its Subsidiaries taken as a whole, in the sole and absolute discretion of the Purchaser, irrespective of any finding of fault, magnitude of liability (or lack of financial liability) or purported lack of materiality (it being understood that the mere finding of any such violation is in itself material and adverse). Without limiting the generality of the foregoing, the occurrence of any of the following, in the sole and absolute discretion of the Purchaser, shall be considered a Material Adverse Effect: (i) any final money, judgment, writ or warrant of attachment, or similar process (including an arbitral determination) in excess of One Million ($1,000,000) shall be entered or filed against the Company or any of its Subsidiaries (including, in any event, products liability claims against the Company or its Subsidiaries), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to a material amount of the Company’s or any Subsidiary’s products or services, or (iii) an action by a regulatory agency or governmental body affecting the Common Stock (including, without limitation, (1) the commencement of any regulatory investigation of which the Company is aware, the suspension of trading of the Common Stock by the Financial Industry Regulation Authority (“FINRA”), the SEC, Nasdaq, the failure of the Common Stock to be DTC eligible or the placing of the Common Stock on the DTC “chill list” or (2) the engaging in any market manipulation or other unlawful or improper trading or other activity by any Affiliate).

(ix)         “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(x)          “Purchase Price” means the price that the Purchaser pays for the Securities at the Closing.

(xi)         “Registrable Securities” shall mean the Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of such Shares.

(xii)        “Registration Statement” shall mean a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than a shelf registration statement or a registration statement on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with employee equity incentive plans.

(xiii)       “Securities” means the Series F Shares, the Warrants and the Shares.

(xiv)       “Shares” means the shares of Common Stock issuable upon conversion of the Series F Shares and the shares of Common Stock issuable upon exercise of the Warrants.

(xv)        “Closing Date” shall have the meaning ascribed to such term in Section 5(a).

(xvi)       “Subsidiary” shall have the meaning ascribed to such term in Section 3(b).

(xvii)      “Transaction Documents” means, collectively, this Agreement, the Series F Shares and Designation, the Warrants, and the other agreements, documents and instruments contemplated hereby or thereby.

(xviii)     “Transfer Agent” shall have the meaning ascribed to such term in Section 4(a).

b.           Purchase and Sale of Securities.

(i)          Subject to the terms and conditions of this Agreement, and as set forth in Section 5 hereof, the Purchasers, severally and not jointly, agree to purchase at the Closing and the Company agrees to issue and sell to the Purchasers the number of Units set forth opposite each Purchaser’s name on the signature page hereto in exchange for the Purchase Price set forth thereon.

(ii)          To subscribe, each Purchaser must send an executed copy of this Agreement and the Subscriber Questionnaire attached hereto as Exhibit C to:

BioHiTech Global, Inc.

Attention: Brian C. Essman, CFO

80 Red Schoolhouse Road

Suite 101

Chestnut Ridge, New York 10972

Email: bessman@biohitech.com

along with, either

•               payment of the Subscriber’s subscribed amount by wire transfer as follows:

Comerica Bank

ABA No: 072000096

SWIFT No: MNBDUS33

For the benefit of:

Account Name: BioHiTech Global, Inc.

Account No: 1853384210

Memo: BHTG Units of Sr F PS and Warrants

or

•              payment of the Subscriber’s subscribed amount by check payable to “BioHiTech Global, Inc.”

2.           PURCHASER’S REPRESENTATIONS, WARRANTIES, ETC.

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

a.           Investment Purpose. Without limiting the Purchaser’s right to sell the Securities, the Purchaser is purchasing the Securities, and will be acquiring the Securities, for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.          Accredited Investor Status. Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities; and has completed the Subscriber Questionnaire attached hereto as Exhibit C.

c.           Subsequent Offers and Sales. All subsequent offers and sales of the Securities or Shares by the Purchaser shall be made pursuant to registration of the Securities or Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.           Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

e.           Information. Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. Purchaser and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Purchaser has also had the opportunity to obtain and to review all of the Company’s filings with the Securities and Exchange Commission, including, but limited to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Reports on Forms 10-Q and 10-Q/A (if applicable) for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, including the financial statements included therein (the “SEC Documents”).

f.            Investment Risk. Purchaser understands that its investment in the Securities involves a high degree of risk, including the risk of loss of the Purchaser’s entire investment, and including, but not limited to the following: (a) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) in the event of a disposition, the Purchaser could sustain the loss of its entire investment; (f) the Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends in the foreseeable future; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Securities.

g.           Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.           Organization; Authorization. If an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Purchaser and create a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.            Residency. The state in which any offer to purchase shares hereunder was made to or accepted by Purchaser is the state shown as the Purchaser’s address contained herein.

j.            Risk Factors. The Company is in the early stage of its development and is therefore subject to risks and uncertainties. The occurrence of any one or more of these risks and uncertainties could have a material adverse effect on the value of any investment in the Company and the business, prospects, financial position, financial condition or operating results of the Company. Investors should carefully consider these risk factors, together with all the other information about the Company available in its filings with the Securities and Exchange Commission, which are hereby incorporated by reference.

3.           COMPANY REPRESENTATIONS AND WARRANTIES, ETC.

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to the Purchaser that:

a.           Concerning the Securities. There are no preemptive rights of any stockholder of the Company to acquire the Securities which have not been waived.

b.           Organization; Subsidiaries; Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Common Stock is listed and traded on the Nasdaq Capital Market under symbol “BHTG”. The Company has received no notice, either oral or written, from Nasdaq, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

c.           Authorized Shares. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Securities, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized. The Securities have been duly authorized and, when issued upon conversion or redemption of the Series F Shares or upon exercise of the Warrants, the Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Securities, shares of Common Stock duly authorized for issuance against the Securities.

d.            Authorization. This Agreement, the issuance of the Securities, the issuance of the Shares, and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.           Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement and the issuance of Securities (including without limitation the incurrence of indebtedness thereunder) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company’s securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company’s listing agreement for its Common Stock (if applicable), except such conflict, breach or default which would not have a Material Adverse Effect.

f.            Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

g.           SEC Filings; Rule 144 Status. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time.

h.           Absence of Certain Changes. Since September 30, 2019, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a Material Adverse Effect), except as disclosed in the SEC Documents. Since September 30, 2019, except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.            Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Purchaser that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Documents.

j.            Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k.           Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect for which a waiver or forbearance agreement is not in effect.

l.            No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company’s business since September 30, 2019, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

m.          No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n.           Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

o.           Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

4.            CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions. The parties acknowledge and agree that (1) the Securities have not been registered under the provisions of the 1933 Act and the Shares have not been registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities or Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, (3) at the request of the Purchaser, the Company shall, from time to time, within two (2) business days of such request, at the sole cost and expense of the Company, either (i) deliver to its transfer agent and registrar for the Common Stock (the “Transfer Agent”) a written letter instructing and authorizing the Transfer Agent to process transfers of the Shares at such time as the Purchaser has held the Securities for the minimum holding period permitted under Rule 144, subject to the Purchaser’s providing to the Transfer Agent certain customary representations contemporaneously with any requested transfer, or (ii) at the Purchaser’s option or if the Transfer Agent requires further confirmation of the availability of an exemption from registration, furnish to the Purchaser an opinion of the Company’s counsel in favor of the Purchaser (and, at the request of the Purchaser, any agent of the Purchaser, including but not limited to the Purchaser’s broker or clearing firm) and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Purchaser and the Transfer Agent, to the effect that a contemporaneously requested transfer of shares does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act and (4) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to this Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.           Restrictive Legend. The Purchaser acknowledges and agrees that the Series F Shares, Warrants, and, until such time as the Shares have been registered under the 1933 Act as contemplated hereby and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities or Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities or Shares):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE] NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.           Piggy-back Registration Rights. From and after the Closing Date and until six months thereafter, if there is not an effective registration statement covering the resale all of the Registrable Securities, and Company shall determine to prepare and a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act), then Company shall send to the Purchaser a written notice of such determination and, if within ten (10) days after receipt by Purchaser of such notice, the Company shall receive a request in writing from the Purchaser, Company shall include in such registration statement all or any part of such Registrable Securities holders requests to be registered at no cost to the Purchaser. Notwithstanding the foregoing, if a registration involves an underwritten offering, and the lead managing underwriter shall advise Company that the amount of securities to be included in the offering exceeds the amount which can be sold in the offering, the number of securities owned by Purchaser to be included in the offering shall be eliminated or reduced as required by the managing underwriter. Notwithstanding anything contained herein to the contrary, securities shall cease to be Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and it has been disposed of pursuant to such effective Registration Statement or (b) such Registrable Securities may be sold pursuant to Rule 144 under the 1933 Act without volume restriction.

d.           Securities Filings. The Company undertakes and agrees to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Securities to the Purchaser required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

e.            Reporting Status; Public Trading Market; DTC Eligibility. So long as the Purchaser beneficially owns any Series F Shares or Warrants, (i) the Company shall timely file, prior to or on the date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company had securities registered under Section 12(b) or 12(g) of the Exchange Act; (ii) the Company shall not be operated as, or report, to the SEC or any other Person, that the Company is a “shell company” or indicate to the contrary to the SEC or any other Person; (iii) the Company shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of Shares by the Purchaser at the earliest possible date; and (iv) the Company shall at all times while any Series F Shares or Warrants are outstanding maintain its engagement of an independent registered public accounting firm. Except as otherwise set forth in Transaction Documents, the Company shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Nasdaq Capital Markets.

f.            Roll-Over Rights. (i)  From the Closing Date through twelve (12) months thereafter, upon any issuance by the Company or any of its Subsidiaries, excluding registered offerings of the Company under the 1933 Act, of Common Stock or Common Stock Equivalents for cash consideration, debt or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in the Subsequent Financing by converting all, but not less than all of the Outstanding Balance of the Series F Shares as the purchase price for the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(ii) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(iii) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Purchaser (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s Outstanding Balance. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(iv) If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Outstanding Balance of a Purchaser participating under this Section 4(g) and (y) the sum of all the Outstanding Balances of all Purchasers participating under this Section 4(g).

(vi) Notwithstanding the foregoing, this Section 4(g) shall not apply in respect of an Exempt Issuance.

5.           CLOSING.

a.           Closing. Promptly upon the execution and delivery of this Agreement, the Series F Shares, and all conditions in Sections 6 and 7 herein are met (the “Initial Closing”), (A) the Company shall deliver to the Purchaser the following: (i) the Series F Shares; (ii) the Warrants; and (ii) duly executed counterparts of the other Transaction Documents; and (B) the Purchaser shall deliver to the Company the following: (i) the purchase price set forth on the signature page hereof (the “Purchase Price”) and (ii) duly executed counterparts of the Transaction Documents (as applicable).

b.            Additional Closings. The Company may issue additional Units pursuant to this Agreement to such Purchasers as it shall select, provided that the amount of the Units issued pursuant to this Agreement does not exceed the Maximum Offering Amount, subject to the Company’s right to increase the Offering Amount (each such issuance, a “Subsequent Closing” and together with the Initial Closing, the “Closing” and the date of such Subsequent Closing, the “Subsequent Closing Date” and together with the Initial Closing Date, the “Closing Date”). At each such Subsequent Closing, the Company will deliver to each of the Purchasers the respective Series F Shares and the Warrants to be purchased by such Purchaser, against receipt by the Company of the respective Purchase Price through the payment of cash as set forth on the signature page of such Agreement.

c.            Location and Time of Closings. Each Closing shall be deemed to occur on the related Closing Date at the office of the Company’s counsel and shall take place no later than 5:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Series F Shares and Warrants to the Purchaser pursuant to this Agreement on each Closing Date is conditioned upon:

a.           Purchase Price. Delivery to the Company of good funds as payment in full of the Purchase Price for the Securities at the Closing in accordance with this Agreement;

b.           Representations and Warranties; Covenants. The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date; and

c.           Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7.           CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The Purchaser’s obligation to purchase the Series F Shares and Warrants at each Closing is conditioned upon:

a.           Transaction Documents. The execution and delivery of this Agreement by the Company;

b.           Securities. Delivery by the Company to the Purchaser of the Series F Shares and Warrants to be purchased in accordance with this Agreement;

c.           Section 4(2) Exemption. The Series F Shares and Warrants sold pursuant to the Transaction Documents shall be exempt from registration under the 1933 Act, pursuant to Section 4(2) thereof;

d.           Representations and Warranties; Covenants. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

8.           GOVERNING LAW; MISCELLANEOUS.

a.           Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

b.           Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.           Construction. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.            Facsimiles; E-mails. A facsimile or email transmission of this signed Agreement or a Notice of Conversion under the Series F Shares or Notice of Exercise under the Warrants shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures.

f.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.           Enforceability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.            Amendment. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

j.             Entire Agreement. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.           No Strict Construction. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

l.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.           NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.           the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.           the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.           the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:                BioHiTech Global, Inc.

         80 Red Schoolhouse Road, Suite 101

         Chestnut Ridge, NY 10977

         Attention: Frank E. Celli and Brian C. Essman

         Email: fcelli@biohitech.com and bessman@biohitech.com

With copies to (which shall not constitute notice):
McCarter & English, LLP
Two Tower Center Boulevard, 24th Floor
East Brunswick, NJ 08816
Attention: Peter Camoitiello
Email: pcampitiello@mccarter.com

PURCHASER:

To the address set forth on the signature page hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS SECURITIES PURCHASE
AGREEMENT ON THE DATE SET FORTH BELOW.

The undersigned is subscribing for Series F Shares at the purchase price of $115 per Share for an aggregate investment of $_______________.

The Shares(s) is/are to be issued in the name of (check one box):

____	individual name

____	joint tenants with rights of survivorship

____	tenants in the entirety

____	corporation (an officer must sign)
____	Partnership (all general partners must sign)

Date:

Print Name of Investor:
Signature of Investor:
(and title if signing on behalf of an entity)

Print Name of Joint Investor:

Signature of Joint Investor:

Address of Investor:

Social Security Number (if individual):

Tax Identification Number (if entity):

State of Organization (if entity):

AGREED TO AND ACCEPTED:

As of ___________ __, 2020

BIOHITECH GLOBAL, INC.
By:
Name:
Title: